STATE OF FLORIDA LOGO
                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of POINTE FINANCIAL CORPORATION, a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P93000070976.




GREAT SEAL OF THE STATE OF FLORIDA         Given under my hand and the
                                           Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                           Twenty-fourth day of February, 1998



                                           /s/ Sandra B. Mortham
                                           -----------------------------
                                           Sandra B. Mortham
                                           Secretary of State

                           ARTICLES OF INCORPORATION
                                       FOR
                          POINTE FINANCIAL CORPORATION

         The undersigned, acting as incorporator of a corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:

                                   ARTICLE I
                                   ---------

         The name of the corporation is "POINTE FINANCIAL CORPORATION" (the "Corporation").

                                   ARTICLE II
                                   ----------

         The principal office and mailing address of this Corporation is 21845 Powerline Road, Boca Raton, Florida 33433.

                                  ARTICLE III
                                  -----------

         The duration of this Corporation is to be perpetual.

                                   ARTICLE IV
                                   ----------

         The Corporation may engage in any activity or business permitted under the laws of the State of Florida.

                                   ARTICLE V
                                   ---------

         The total number of shares of all classes of stock that the Corporation is authorized to issue is 3,500,000 shares, of which 2,500,000 shall be Common Stock, $.01 par value, and 1,000,000 shall be Preferred Stock, $.01 par value. No holder of the Corporation's stock shall have any preemptive right to acquire the Corporation's securities.

                Common Stock. The maximum number of shares of Common Stock which the Corporation is authorized to have outstanding is 2,500,000 shares at a par value of $.01 per share. Holders of Common Stock are entitled to vote on all questions required by law on the basis of one vote per share.

                Preferred Stock. The maximum number of shares of Preferred Stock which the Corporation is authorized to have outstanding is 1,000,000 shares at a par value of $.01 per share. The Preferred Stock may be issued from time to time in one or more series as specified in Section 607.0602, Florida Statutes (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of the Preferred Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of Preferred Stock, and to fix the terms of such series, including but not limited to, the following:

         (a) the rate or manner of payment of dividends;

         (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

         (c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

         (d) sinking fund provisions, if any, for the redemption or purchase of shares;

         (e) the terms and conditions, if any, on which shares may be converted;

         (f) voting rights, if any; and

         (g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

The designation of each particular series of Preferred Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Preferred Stock already created by providing that any unissued Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares

                                   ARTICLE VI
                                   ----------

         The street address of the initial registered office is 21845 Powerline Road, Boca Raton, Florida 33433. The name of the corporation's registered agent at such address is Stephen H. Barnett.

                                  ARTICLE VII
                                  -----------

         The number of directors constituting the Board of Directors shall be fixed as provided by the bylaws, but shall not be less than one.

                                  ARTICLE VIII
                                  ------------

         The number of directors constituting the initial Board of Directors is five, whose names and addresses are as follows:


                         Stephen H. Barnett
                         21845 Powerline Road
                         Boca Raton, Florida 33433

                         Roberto Kassin
                         21845 Powerline Road
                         Boca Raton, Florida 33433

                         Raymond Monteleone
                         21845 Powerline Road
                         Boca Raton, Florida 33433

                         Stuart Reich
                         21845 Powerline Road
                         Boca Raton, Florida 33433

                         Alvin Stein
                         21845 Powerline Road
                         Boca Raton, Florida 33433

                                   ARTICLE IX
                                   ----------

         The name and address of the incorporator is Suzanne M. Legon, 1221 Brickell Avenue, 25th Floor, Miami, Florida 33131.

                                   ARTICLE X
                                   ---------

         This corporation shall indemnify and may insure its officers and directors to the fullest extent permitted by law currently in effect or hereinafter enacted.

                                   ARTICLE XI
                                   ----------

         These Articles of Incorporation may be amended in the manner authorized by law at the time of amendment.



                         _____________________________



         IN WITNESS WHEREOF, I, Suzanne M. Legon, being the Incorporator of Pointe Financial Corporation, make and file these Articles of Incorporation as of the 28th day of September, 193.



                                          By: /s/ Suzanne M. Legon
                                              --------------------
                                              Suzanne M. Legon

                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of section 607.0501, Florida States, the undersigned corporation, organized under the laws of the state of Florida, submits the following statement in designating the registered office/registered agent, in the state of Florida.

1. The name of the corporation is: Pointe Financial Corporation
   ____________________________________________________________________________.

2. The name and address of the registered agent and office is:

                               Stephen H. Barnett
   ____________________________________________________________________________
                                     (NAME)


                              21945 Powerline Road
   ____________________________________________________________________________
                           (P.O. BOX NOT ACCEPTABLE)


                            Boca Raton, Florida 33433
   ____________________________________________________________________________
                                 CITY/STATE/ZIP


                                          SIGNATURE /s/ illegible
                                                    ----------------------------
                                                    (corporate officer)

                                          TITLE President

                                          DATE  October   , 1993


HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

                                          SIGNATURE /s/ illegible
                                                    ----------------------------

                                          DATE  October     , 1993


                      REGISTERED AGENT FILING FEE: $35.00

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                        OF POINTE FINANCIAL CORPORATION
                      ESTABLISHING SERIES/CLASS OF SHARES


     Pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, Pointe Financial Corporation (the "Company") adopts the following Articles of Amendment to the Articles of Incorporation, which establish a series/ class of shares:

     1. The name of the corporation is Pointe Financial Corporation.

     2. The amendment determining the class/series of shares is as follows:

     Pursuant to the authority vested in the Board of Directors of the Company in accordance with provisions of Article V of the Articles of Incorporation of the Company, a series of Preferred Stock of the Company known as Preferred Stock
- Series A be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of shares, and relative rights, preferences and limitations thereof, shall be as follows:

     1. Designation: ranking. A total of fifty thousand (50,000) shares of the Company's preferred stock are hereby designated as the Preferred Stock - Series a, $.01 par value per share (the "Series A Preferred"), and shall have the relative powers, preferences, rights, qualifications, limitations and restrictions contained in this Amendment. Terms used but not defined herein shall have the meanings ascribed to them in the Articles of Incorporation of the Company, as amended from time to time. The Series A Preferred shall rank senior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, to all of the Company's now or hereinafter issued common stock.

     2. Voting. The holders of Series A Preferred shall not have any right to vote, except that as to any matter on which holders of Series A Preferred are required to have a vote under applicable law: (i) each holder of record shall be entitled to one vote for each share of Series a Preferred standing in his name on the books of the Company and (ii) except as required by applicable law, the holders of Series A Preferred and (to the extent of any voting rights) shall vote together as a single class on all matters as to which holders of Series A Preferred are entitled to vote. Also, if the Company fails to pay a dividend on a Dividend Payment date to the holders of Series A Preferred, then and thereafter until all past dividends are paid, the holders of Series A Preferred shall have voting rights equal to one vote per amount of common stock into which the Series A Preferred could be converted

(that is, one and one-half votes per share of Series A Preferred). At such time as all cumulative dividends have been paid in full, the voting rights of the holders of Series A Preferred shall, without further action, terminate, subject to reinstatement if thereafter the Company fails to pay a dividend on a dividend Payment Date.

     3. Dividends. The holders of each issued and outstanding share of Series a Preferred shall be entitled to receive, when and as declared by the Board of directors out of any funds legally available therefor, dividends on the purchase price per share of Series a Preferred, at the rate of eight and one-half percent (8.5%) per annum (computed on the basis of actual days elapsed and a three hundred sixty-five (365) day year) ( the "8.5% Dividends"). The 8.5% dividends will accrue and be cumulative to the extent unpaid, but without interest thereon, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The 8.5% Dividends shall become due and payable with respect to any share of Series a Preferred upon January 1, 1997 and quarterly thereafter (a "Dividend Payment Date"), or upon any redemption or conversion of such share of Series A Preferred into common stock. All numbers relating to the calculation of 8.5% dividends shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred.

     4. Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation Event"), each holder of outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows, and before any amount shall be paid or distributed to the holders of any class of common stock or of any other stock ranking on liquidation junior to the Preferred Stock - Series A and amount equal to $20.0 purchase price per share (adjusted appropriately for stock splits, stock dividends and the like) (the "Series A Liquidation Amount") together with any accrued and unpaid 8.5% Dividends. Such amount shall be paid in cash or in property taken at its fair market value, or both, at the election of the Board of Directors of the Company. However, if upon any Liquidation Event the amounts payable with respect to the Series A Preferred and any other stock ranking as to any such distribution on a parity with the Series A Preferred are not paid in full, the holders of the Series A Preferred and such common stock shall share ratably in any distribution of assets in corporation to the full respective preferential amount to which they are entitled). Neither the consolidation or merger of the Company into or with another entity or entities. nor the sale, lease or transfer of all or substantially all of the assets of the Company to whether entity o entities shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Paragraph 4.

     5. Conversion Into Common Stock.

         (a) Conversion Rate. The shares of Series A Preferred shall be convertible at any time after issue at the option of the record holder hereof, in the manner hereinafter provided, into fully paid and nonassessable shares of common stock of the Company at the rate of 1.5 shares of common stock for each share of Series A Preferred, provided, however, that as to any shares of Series A Preferred which shall have been called for redemption, the right of conversion shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption. No payment or adjustment shall be made for dividends accrued on any shares of Series Preferred A that shall be converted or for dividends on any shares of common stock that shall be issuable upon such conversion, but all dividends accrued and unpaid on such shares of Series A Preferred up to the dividend payment date immediately preceding the date of conversion shall be payable in cash to the converting shareholder, and no such dividend shall be paid upon the shares of common stock until the same shall be paid or sufficient funds set apart for the payment thereof.

         (b) Conversion Rate Adjustments. The conversion rate provided for above shall be subject to the following adjustments:

              (i) In case the Company shall declare and pay to the holders of the shares of common stock a dividend in shares of common stock, the conversion rate in effect immediately prior to the time fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of common stock), such adjustment to become effective immediately after the time fixed for such determination.

              (ii) In case the Company shall subdivide the outstanding shares of common stock into a greater number of shares of common stock or combine the outstanding shares of common stock into a smaller number of shares of common stock, the conversion rate in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest then to the next lower, one-thousandth of a share of common stock), as the case may require, such increase or decrease, as the case may be, to become effective when such subdivision or combination becomes effective.

              (iii) In case of any reclassification or change of outstanding shares of common stock issuable upon conversion of the shares of Series A Preferred, or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially of all of the property of the Company, the holder of each share of Series A Preferred then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of common stock of the Company into which such shares of Series a Preferred might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions. the Articles of Incorporation of the resulting, surviving, or successor corporation or otherwise, shall be amended so that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred remaining outstanding or other convertible preferred shares received by the holders in place thereof. In case securities or property other than shares or common stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of common stock at any time outstanding into a greater or lesser number of shares of common stock (whether with or without par value) shall not be deemed to be a reclassification of the common stock of the Company for the purpose of this subparagraph c.

         (c) Surrender of Certificates on conversion. In order to convert shares of Series A Preferred into shares of common stock, the holder thereof shall surrender the certificate or certificates for shares of Series A Preferred, duly endorsed to the Company or in blank (or accompanied by duly executed stock powers relating thereto), at the office of any transfer agent for the shares of Series A Preferred (or such other place as may be designated by the Company), and shall give written notice to the Company at such office that the elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of common stock to the issued. The Company shall, as soon as practicable thereafter, deliver at such office to such holder of shares of Series A Preferred or to his nominee or nominees, a certificate or certificates for the number of full shares of common stock to which he shall be entitled as aforesaid and shall make appropriate payment in cash for any fractional shares. Shares of Series A Preferred shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares or common stock on such date.

         (d) No Fractional Shares. No fractions of shares of common stock shall be issued upon conversion, but in lieu thereof the Company shall adjust such fractional interest by payment to the holders of an amount in cash equal to the prorata share of the purchase price of the Series A Preferred not converted. (For example, .5 share of common stock would be .5/1.5 = 1/3 x 20 = $6.67.).

         (e) Reservation of Common Stock. A number of authorized shares of common stock sufficient to provide for the conversion of shares of series a Preferred outstanding upon the bases here provided shall at all times be reserved for such conversion.

     6. Option Redemption.

         (a) Redemption. The Company may at its option, to the extent it may do so under applicable law, redeem one hundred percent (100%) of the then outstanding shares of Series a Preferred on or after January 1, 1999.

         (b) Redemption Price. The redemption price (the "Redemption Price") for each share of the Series A Preferred redeemed pursuant to this Section 5 shall be the sum of (a) the Series a Liquidation Amount, plus (b) the amount of any accrued and unpaid 8.5% Dividends. The Redemption Price shall be paid in cash or immediately available funds within thirty (30) days after the Redemption Date.

         (c) Surrender of Certificates. Each holder of shares of Series a Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Company, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series A Preferred or such office or offices as may from time to time be designated by notice to the holders of Series A Preferred, and thereupon the Redemption Price for such shares shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be cancelled and retired.

     7. Preemptive Rights. Each holder of Series A Preferred shall have the preemptive right to purchase or subscribe for their prorata share of capital stock of the Company for all new issue of any class of stock of the Company, no matter when authorized, and for whatever consideration is contemplated to be received by the Company, including but not limited to cash, other property, services, the acquisition of other Company shares or property through merger or the extinguishment of debts. These preemptive rights shall apply to any Company obligation which is convertible to or exchangeable for any stock of the Company, or where there is attached to such obligation any stock warrants or rights which allow the holder to acquire by subscription or purchase any stock of the Company. Preemptive rights shall not apply to the reissuance of redeemed or otherwise acquired shares which are not restored to the status of authorized but unissued shares. Preemptive rights shall not apply to capital stock issued in connection with stock option plans or employee stock benefit plans, or stock issued in connection with any acquisition of any business or entity.

     3. The amendment was adopted by the Board Directors effective as of December 20, 1995.

     4. the amendment was duly adopted by the Board of Director.

Dated:  December 20, 1995.

                                       POINTE FINANCIAL CORPORATION

                                       By: /s/ R. Carl Palmer, Jr.,
                                           -------------------------------
                                           R. Carl Palmer, Jr.,
                                           President and Chief Executive Officer

                             Articles of Amendment
                                       to
                            Statement of Designation
                                       of
                           Preferred Stock, Series A
                                       of
                          Pointe Financial Corporation

         Pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, Pointe Financial Corporation (the "Company") adopts the following Articles of Amendment to the Statement of Designation of Preferred Stock, Series A, of the Company (filed with the Florida Department of State as Articles of Amendment to the Company's Articles of Incorporation on April 11,
1996) (the "Statement of Designation");

         1. The name of the corporation is Pointe Financial Corporation.

         2. The text of the amendment (the "Amendment") to the Statement of Designation of Preferred Stock, Series A of Pointe Financial Corporation is that the first sentence of Paragraph 1 of the Statement of Designation is amended to provide in its entirely as follows:

               "1. Designation Ranking. A total of sixty thousand (60,000)
                   shares of the Company's preferred stock are hereby designated as the Preferred Stock - Series A, $.01 per value per share (the "Series A Preferred"), and shall have the relative powers, preferences, rights, qualifications, limitations and restrictions contained in this Amendment."

         3. The Amendment was duly adopted by the Board of Directors of the Company on April 16, 1997.

         4. No shareholder action was required to adopt the Amendment.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed on behalf of the Company by the undersigned member of the Company's Board of Directors this 1st day of April, 1998.


                                        Pointe Financial Corporation


                                        By: R. Carl Palmer, Jr.
                                        -------------------------------
                                        R. Carl Palmer, Jr.
                                        President and Chief Executive Officer

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                          POINTE FINANCIAL CORPORATION


                                       I.

         The name of the corporation is Pointe Financial Corporation (the "Corporation").

                                       II.

       The text of the amendment to the Articles of Incorporation is that the first four sentences of Article V of the Articles of Incorporation of the Corporation are hereby amended to read in their entirety as follows:

                                   "Article V
                                   ----------

         The total number of shares of all classes of stock that the corporation is authorized to issue is 6,000,000 shares, of which 5,000,000 shall be Common Stock, $.01 par value, and 1,000,000 shall be Preferred Stock, $.01 par value. No holder of the Corporation's stock shall have any preemptive right to acquire the Corporation's securities.


                   Common Stock. The maximum number of shares of Common Stock which the Corporation is authorized to have outstanding is 5,000,000 shares at a par value of $.01 per share. Holders of Common Stock are entitled to vote on all questions required by law on the basis of one vote per share."

                                      III.

         This amendment to the Articles of Incorporation was duly adopted pursuant to Section 607.1003 of the Florida Business Corporation Act by the Board of Directors of the Corporation on February 27, 1998 and by the affirmative vote of a majority of the holders of the issued and outstanding shares of Common Stock of the Corporation on April 27, 1998, which number of votes was sufficient for approval of this amendment.


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 12th day of May, 1998.

                                                       By: R. Carl Palmer, Jr.
                                                       -------------------------
                                                       R. Carl Palmer, Jr.
                                                       President